UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   March 8, 2006  (March 2, 2006)

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 North Michigan Avenue Chicago, Illinois		60601
(Address of principal executive offices)		(Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act.

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.                                          Entry into a Material Definitive Agreement.

The Management Incentive Plan (the “MIP”) of Smurfit-Stone Container Corporation (the “Company”) was adopted by the Company’s Board of Directors and approved by its shareholders in 1996. A copy of the MIP was filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995. Each year, the Compensation Committee of the Board of Directors (the “Committee”) establishes the performance objectives applicable to each participant that will be used to determine the award (expressed as a target percentage of the participant’s annual base salary), if any, payable under the MIP for the relevant plan year. On March 2, 2006, the Committee determined MIP bonus awards for fiscal 2005 and established MIP performance objectives for fiscal 2006.

MIP Awards for 2005

Based on the percentage achievement of MIP performance objectives for fiscal 2005, and after a reduction of all MIP awards as a result of the Company’s overall performance in 2005, the Committee determined the amount of MIP bonus awards to be paid to the Company’s named executive officers for the year ended December 31, 2005, as follows:

Named Executive Officer	Target	Value of Award

Patrick J. Moore, Chairman, President and Chief Executive Officer	100%	$700,000 (67.6% of salary)

John M. Riconosciuto, Chief Operating Officer	100%	$283,384 (43.6% of salary)

Charles A. Hinrichs, Senior Vice President and Chief Financial Officer	60%	$122,850 (30.0% of salary)

Craig A. Hunt, Senior Vice President, Secretary and General Counsel	50%	$86,840 (24.3% of salary)

Thomas A. Pagano, Senior Vice President – Corporate Development	60%	$142,986 (43.4% of salary)

The MIP performance objectives for fiscal 2005 were based on a number of responsibility-specific business area goals for each named executive officer. Goals for Messrs. Moore and Hinrichs were based on meeting or exceeding budgeted 2005 EBITDA operating results, achievement of certain objectives relating to safety and management of corporate department expenses, as well as individual function-specific objectives and a Committee discretionary component. MIP goals for 2005 for Messrs. Riconosciuto, Hunt and Pagano were based on corporate cash flow objectives, division safety targets, and other specific financial measures applicable to their respective areas of responsibility.

MIP Performance Objectives for 2006

The Committee established fiscal 2006 performance objectives for the Company’s named executive officers consistent with the parameters established by the MIP and based on target awards (expressed as a percentage of the participant’s annual base salary), as follows:

Named Executive Officer	Target

Patrick J. Moore, Chairman, President and Chief Executive Officer	100%

John M. Riconosciuto, Chief Operating Officer	100%

Charles A. Hinrichs, Senior Vice President and Chief Financial Officer	60%

Craig A. Hunt, Senior Vice President, Secretary and General Counsel	50%

Thomas A. Pagano, Senior Vice President – Corporate Development	60%

The MIP performance objectives for fiscal 2006 for Messrs. Moore, Riconosciuto and Hinrichs are based on meeting or exceeding the 2006 budgeted EBITDA operating results and the accomplishment of specific strategic cost reduction and profit initiatives. Thirty-five percent of the potential award will be payable at the discretion of the Compensation Committee of the Company’s Board of Directors. MIP goals for 2006 for Messrs. Hunt and Pagano also are based on meeting or exceeding the 2006 budgeted EBITDA operating results and the accomplishment of specific strategic initiatives (70%), plus individual objectives tied to their respective areas of responsibility (30%).

Actual MIP bonus awards payable for fiscal 2006, if any, will vary depending on the extent to which actual performance meets, exceeds, or falls short of the performance objectives established for each named executive officer and, for Messrs. Moore, Riconosciuto and Hinrichs, depending on the extent to which they meet other discretionary measures.

James P. Davis, a named executive officer for 2005, resigned from the Company on October 26, 2005. His compensation under the 2005 MIP was reported on Form 8-K filed October 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 8, 2006

SMURFIT-STONE CONTAINER CORPORATION

		By:	\s\ Craig A. Hunt
Name: Craig A. Hunt
Title: Senior Vice President, Secretary, and General Counsel